Exhibit 10.4

AMENDMENT NO. 2 TO THE
AIR PRODUCTS AND CHEMICALS, INC.
RETIREMENT SAVINGS PLAN

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Air Products and Chemicals, Inc. Retirement Savings Plan (the “Plan”); and
WHEREAS, pursuant to Plan Section 7.01 the Plan may be amended at anytime; and
WHEREAS, the Plan Year is the period beginning on October 1 and ending on September 30 of the following calendar year; and
WHEREAS, the Company desires to amend the Plan to change the Plan Year from October 1 to September 30 to January 1 to December 31 and in connection with such amendment will deem the period beginning on October 1, 2018 and ending on December 31, 2018 to be a Short Plan Year.
NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Effective January 1, 2019, Section 2.49 shall be amended to read as follows:

“2.49 Plan Year means the annual period beginning on January 1 and ending on December 31 of the calendar year. A Plan Year shall also be the limitation year for purposes of applying the limitations of Code Section 415. For purposes of this section, the period beginning on October 1, 2018 and ending on December 31, 2018 shall be a short Plan Year.”

2.	In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its Senior Vice President Chief Human Resources Officer to execute this Second Amendment to the Plan on this ________________ day of December 2018.

AIR PRODUCTS AND CHEMICALS, INC.

By: ________________________________
Senior Vice President Chief Human Resources Officer